                                                                 EXHIBIT 3(ii).2


                                   Form of
                              AMENDED AND RESTATED

                                    BY-LAWS

                                       OF

                        INTENSIVA HEALTHCARE CORPORATION

                            (A Delaware corporation)

                                Effective [DATE]




           ARTICLE I                                  Offices and Records
           ARTICLE II                                 Corporate Seal
           ARTICLE III                                Stockholders
           ARTICLE IV                                 Directors
           ARTICLE V                                  Officers
           ARTICLE VI                                 Shares of Stock
           ARTICLE VII                                Indemnification
           ARTICLE VIII                               General Provisions


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                                   ARTICLE I
                              OFFICES AND RECORDS

         Section 1. Registered Office and Registered Agent. The location of the registered office and the name of the registered agent of the corporation in the State of Delaware shall be determined from time to time by the Board of Directors and shall be on file in the appropriate office of the State of Delaware pursuant to applicable provisions of law.

         Section 2. Corporate Offices. The corporation may have such corporate offices, anywhere within and without the State of Delaware as the Board of Directors from time to time may appoint, or the business of the corporation may require. The "principal place of business" or "principal business" or "executive office or offices" of the corporation may be fixed and so designated from time to time by the Board of Directors, but the location or residence of the corporation in Delaware shall be deemed for all purposes to be in the county in which its registered office in Delaware is maintained.

         Section 3. Records. The corporation shall keep at its registered office in Delaware, at its principal place of business, or at the office of its transfer agent in Delaware, original or duplicate books in which shall be recorded the number of its shares subscribed, the names of the owners of its shares, the numbers owned of record by them respectively, the amount of shares paid, and by whom, the transfer of said shares with the date of transfer, the amount of its assets and liabilities, and the names and places of residence of its officers, and from time to time such other or additional records, statements, lists, and information as may be required by law, including the stockholder lists mentioned in these By-laws.

         Section 4. Inspection of Records. A stockholder, if he is entitled and demands to inspect the records of the corporation pursuant to any statutory or other legal right, shall be privileged to inspect such records only during the usual and customary hours of business and in such manner as will not unduly interfere with the regular conduct of the business of the corporation. In order to exercise this right of examination, a stockholder must make written demand upon the corporation, stating with particularity the records sought to be examined and a proper purpose therefor. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. A stockholder may delegate his right of inspection to his representative on the condition that, if the representative is not an attorney, the stockholder and representative agree with the corporation to furnish to the corporation, promptly as completed or made, a true and correct copy of each report with respect to such inspection made by such representative. No stockholder shall use or permit to be used or acquiesce in the use by others of any information so obtained, to the detriment competitively of the corporation, nor shall he furnish or permit to be furnished any information so obtained to any competitor or prospective competitor of the corporation.

         The corporation may, as a condition precedent to any stockholder's inspection of the records of the corporation, require the stockholder to indemnify the corporation against any loss or damage which may be suffered by it arising out of or resulting from any unauthorized disclosure made or


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permitted to be made by such stockholder or any representative or financial advisor of the stockholder of information obtained in the course of such inspection. The corporation may, as a further condition precedent to any stockholder's inspection of the records of the corporation, also require the stockholder to execute and deliver to the corporation a confidentiality agreement in which the stockholder: (i) acknowledges that the corporation is engaged in a highly competitive economic environment, that the nonpublic records of the corporation are secret and confidential, and that the corporation would suffer material adverse financial consequences if competitors or other entities with which the corporation does business should gain access to nonpublic information contained in the records of the corporation; (ii) agrees that he will not, directly or indirectly, without the corporation's prior written consent, disclose any nonpublic information obtained from the records of the corporation to any party other than the stockholder's representative or personal financial advisor; and (iii) agrees to instruct his representative and any personal financial advisor not to disclose, directly or indirectly, without the corporation's prior written consent, any such nonpublic information received and that no applicable professional-client privileges shall be waived. The corporation may also require any representative or personal financial advisor of a stockholder to sign a confidentiality agreement containing substantially the provisions described above as a condition precedent to inspection of the records of the corporation. As used herein, "nonpublic" information is all information other than: (a) what the corporation has filed with a governmental agency and which (i) was not designated as confidential, secret, proprietary, or the like and (ii) is generally open to public inspection in accordance with applicable laws, rules, and regulations; and (b) what the corporation has released to the press or other media for general publication.

                                   ARTICLE II
                                 CORPORATE SEAL

         Section 1. Corporate Seal. The corporate seal, if any, shall have inscribed thereon the name of the corporation and the words: Corporate Seal--Delaware. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                  ARTICLE III
                                  STOCKHOLDERS

         Section 1. Place of Meetings. All meetings of the stockholders shall be held at the principal business office of the corporation, except such meetings as the Board of Directors to the extent permissible by law expressly determines shall be held elsewhere, in which case such meetings may be held, upon notice thereof as herein provided, at such other place or places, within or without the State of Delaware, as said Board of Directors shall determine and as shall be stated in such notice; and, unless specifically prohibited by law, any meeting may be held at any place and time, and for any purpose if consented to in writing by all of the stockholders entitled to vote thereat.

         Section 2. Annual Meeting. An annual meeting of stockholders shall be held on such date and at such time as the Board of Directors by resolution shall determine, if not a legal holiday, and if a legal holiday then on the next business day following when the stockholders shall elect directors





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to succeed those whose terms expire and transact such other business as may properly be brought before the meeting. If no annual meting has been held for a period of thirteen months after the Corporation's last annual meeting of stockholders, a special meting in lieu thereof may be held, and such special meeting shall have, for the purposes of these By-Laws or otherwise, all the force and effect of an annual meeting. Any and all references hereafter in these By-Laws to an annual meeting or annual meetings also shall be deemed to refer to any special meeting(s) in lieu thereof.

         Section 3. Matters to be Considered at Annual Meetings. At any annual meeting of stockholders or any special meeting in lieu of annual meeting of stockholders (the "Annual Meeting"), only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such Annual Meeting. To be considered as properly brought before an Annual Meeting, business must be: (a) specified in the notice of meeting, (b) otherwise properly brought before the meeting by, or at the direction of, the Board of Directors, or (c) otherwise properly brought before the meeting by any holder of record (both as of the time notice of such proposal is given by the stockholder as set forth below and as of the record date for the Annual Meeting in question) of any shares of capital stock of the Corporation entitled to vote at such Annual Meeting who complies with the requirements set forth in this Section.

         In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder of record of any shares of capital stock entitled to vote at such Annual Meeting, such stockholder shall: (i) give timely notice as required by this Section to the Secretary of the Corporation, and (ii) be present at such meeting, either in person or by a representative. For the first Annual Meeting following the initial public offering of common stock of the Corporation, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of (x) the 60th day prior to the scheduled date of such Annual Meeting or (y) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation. For all subsequent Annual Meetings, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding Annual Meeting (the "Anniversary Date"); provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of
(1) the 60th day prior to the scheduled date of such Annual Meeting or (2) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation.

         For purposes of these By-Laws, "public announcement" shall mean: (a) disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, (b) a report or other document filed publicly with the Securities and Exchange Commission (including, without limitation, a Form 8-K), or (c) a letter or report sent to stockholders of record of the Corporation at the time of the mailing of such letter or report.





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         A stockholder's notice to the Secretary shall set forth as to each matter proposed to be brought before an Annual Meeting: (i) a brief description of the business the stockholder desires to bring before such Annual Meeting and the reasons for conducting such business at such Annual Meeting,
(ii) the name and address, as they appear on the Corporation's stock transfer books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation's capital stock beneficially owned by the stockholder proposing such business, (iv) the names and addresses of the beneficial owners, if any, of any capital stock of the Corporation registered in such stockholder's name on such books, and the class and number of shares of the Corporation's capital stock beneficially owned by such beneficial owners,
(v) the names and addresses of other stockholders known by the stockholder proposing such business to support such proposal, and the class and number of shares the Corporation's capital stock beneficially owned by such stockholders, and (vi) any material interest of the stockholder proposing to bring such business before such meeting (or any other stockholders known to be supporting such proposal) in such proposal.

         If the Board of Directors or a designated committee thereof determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section or that the information provided in a stockholder's notice does not satisfy the information requirements of this
Section in any material respect, such proposal shall not be presented for action at the Annual Meeting in question. If neither the Board of Directors nor such committee makes a determination as to the validity of any stockholder proposal in the manner set forth above, the presiding officer of the Annual Meeting shall determine whether the stockholder proposal was made in accordance with the terms of this Section. If the presiding officer determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section or that the information provided in a stockholder's notice does not satisfy the information requirements of this Section 4 in any material respect, such proposal shall not be presented for action at the Annual Meeting in question. If the Board of Directors, a designated committee thereof, or the presiding officer determines that a stockholder proposal was made in accordance with the requirements of this Section, the presiding officer shall so declare at the Annual Meeting and ballots shall be provided for use at the meeting with respect to such proposal.

         Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder with respect to the matters set forth in this Section, and nothing in this Section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         Section 4. Special Meetings . Except as otherwise required by law and subject to the rights, if any, of the holders of any series of preferred stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office.





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         Section 5.  Matters to be Considered at Special Meetings.  Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation, unless otherwise provided by law.

         Section 6. Notice of Meetings; Adjournments. A written notice of each Annual Meeting stating the hour, date, and place of such Annual Meeting shall be given by the Secretary or an Assistant Secretary (or other person authorized by these By-Laws or by law) not less than 10 days nor more than 60 days before the Annual Meeting, to each stockholder entitled to vote thereat and to each stockholder who, by law or under the Third Amended and Restated Certificate of Incorporation of the Corporation (as the same may hereafter be amended and/or restated, the "Certificate") or under these By-Laws, is entitled to such notice, by delivering such notice to him or by mailing it, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the Corporation's stock transfer books. Such notice shall be deemed to be delivered when hand delivered to such address or deposited in the mail so addressed, with postage prepaid.

         Notice of all special meetings of stockholders shall be given in the same manner as provided for Annual Meetings, except that the written notice of all special meetings shall state the purpose or purposes for which the meeting has been called.

         Notice of an Annual Meeting or special meeting of stockholders need not be given to a stockholder if a written waiver of notice is signed before or after such meeting by such stockholder or if such stockholder attends such meeting, unless such attendance was for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual Meeting or special meeting of stockholders need be specified in any written waiver of notice.

         The Board of Directors may postpone and reschedule any previously scheduled Annual Meeting or special meeting of stockholders and any record date with respect thereof, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to Section 3 of this Article or Section 2 of Article IV hereof or otherwise. In no event shall the public announcement of an adjournment, postponement or rescheduling or any previously scheduled meeting of stockholders commence a new time period for the giving of a stockholder's notice under Section 3 of this Article and Section 2 of Article IV of these By-Laws.

         When any meeting is convened, the presiding officer may adjourn the meeting if (a) no quorum is present for the transaction of business, (b) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to stockholders, or (c) the Board of Directors determines that adjournment is otherwise in the best interests of the Corporation. When any Annual Meeting or special meeting of stockholders is adjourned to another hour, date, or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the hour, date, and place to which the meeting is adjourned; provided, however, that if the adjournment is for more than 30





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days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat and each stockholder who, by law or under the Certificate or these By-Laws, is entitled to such notice.

         Section 7. Presiding Officials . Every meeting of the stockholders for whatever object, shall be convened (in the order shown, unless otherwise determined by resolution of the Board of Directors) by the Chairman of the Board (if any), or by the President, or by the officer who called the meeting by notice as above provided; but it shall be presided over by the officers specified elsewhere in these By-laws.

         Section 8.  Waiver of Notice.    Whenever any notice is required to be
given under the provisions of these By-laws, the Certificate of Incorporation of the corporation, or any law, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before, at, or after the time stated therein, shall be deemed the equivalent of the giving of such notice. To the extent provided by law, attendance at any meeting shall constitute a waiver of notice of such meeting.

         Section 9.  Quorum.    Except as may be otherwise provided by law or
by the Certificate of Incorporation, the holders of a majority of the voting shares issued and outstanding and entitled to vote for the election of directors, whether present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. Every decision of a majority in amount of shares of such quorum shall be valid as a corporate act, except in those specific instances in which a larger vote is required by law, by these By-laws, or by the Certificate of Incorporation. If, however, such quorum should not be present at any meeting, the stockholders present and entitled to vote shall have the power successively to adjourn the meeting, without notice other than announcement at the meeting, to a specified date not longer than ninety days after such adjournment. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting of which the stockholders were originally notified. However, if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given in the manner otherwise provided herein to each stockholder of record entitled to vote at such adjourned meeting. Withdrawal of stockholders from any meeting shall not cause the failure of a duly constituted quorum at such meeting.

         Section 10. Proxies. At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by vesting another person with authority to exercise the voting power of any or all of his stock by executing in writing any voting trust agreement, proxy, or any other type of appointment form or agreement, except as may be expressly limited by law or by the Certificate of Incorporation. Any copy, facsimile telecommunication, or other reliable reproduction of any writing referred to in this Section may be used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile telecommunication, or other reproduction shall be a complete reproduction of the entire original writing. No proxy shall be valid after three (3) years from the date of its execution, unless otherwise provided in the proxy.





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         Section 11.  Voting.  Each stockholder shall have one vote (or such other number of votes as may be specifically provided) for each share of stock entitled to vote under the provisions of the Certificate of Incorporation which is registered in his name on the books of the corporation; in all elections of directors of the corporation, each share of stock entitled to vote shall be entitled to one vote as to each director to be elected by the holders thereof and no stockholder shall have the right to cast votes in the aggregate or to cumulate his votes for the election of any director, and cumulative voting of shares in elections of directors is hereby specifically negated. All elections for directors shall be determined by a plurality of the votes cast. All other matters, except as required by law or the Certificate of Incorporation, shall be determined by a majority of the votes cast. Any stockholder who is in attendance at a meeting of the stockholders either in person or by proxy, but who abstains from voting on any matter, shall not be deemed present or represented at such meeting for purposes of the preceding sentence with respect to such vote, but shall be deemed present or represented for all other purposes.

         The rights and powers of the holders of any class or series of preferred stock with respect to the election of directors shall be only as may be duly designated with respect to such class or series and as is consistent with the provisions of the Certificate of Incorporation.

         No person shall be permitted to vote any shares belonging to the corporation.

         Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

         Shares standing in the name of a deceased person may be voted by his administrator or personal representative either in person or by proxy. Shares standing in the name of a conservator, guardian, curator or trustee may be voted by such fiduciary, either in person or by proxy, but no conservator, guardian, curator or trustee shall be entitled as such fiduciary to vote shares held by him without transfer of such shares into his name.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

         A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares transferred.

         Shares standing in the names of two or more persons shall be voted or represented in accordance with the vote or consent of a majority of the persons in whose names the shares are registered. If only one such person is present in person or by proxy, he may vote all of the shares, and all of the shares standing in the names of such persons shall be deemed represented for purposes





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of determining a quorum.  The foregoing provisions shall also apply to shares held by two or more personal representatives, trustees, or other fiduciaries unless the instrument or order appointing them otherwise directs.

         Section 12.  Registered Stockholders.    The corporation shall be
entitled to treat the holder of any share or shares of stock of the corporation, as recorded on the stock record or transfer books of the corporation, as the holder of record and as the holder and owner in fact thereof and, accordingly, shall not be required to recognize any equitable or other claim to or interest in such share(s) on the part of any other person, firm, partnership, corporation or association, whether or not the corporation shall have express or other notice thereof, save as is otherwise expressly required by law, and the term "stockholder" as used in these By-laws means one who is a holder of record of shares of the corporation.

         Section 13.  Stockholders Lists.    A complete list of the
stockholders entitled to vote at each meeting of the stockholders, arranged in alphabetical order, with the address of, and the number of voting shares held by each, shall be prepared by the officer of the corporation having charge of the stock transfer books of the corporation, and shall for a period of ten days prior to the meeting be kept on file either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held, and shall at any time during the usual hours for business be subject to inspection by any stockholder. A similar or duplicate list shall also be produced and kept open for the inspection of any stockholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Delaware, shall be prima facie evidence as to who are stockholders entitled to examine such list, ledger, or transfer book or to vote at any meeting of stockholders. Failure to comply with the foregoing shall not affect the validity of any action taken at any such meeting.

                                   ARTICLE IV
                                   DIRECTORS

         Section 1.  Qualifications and Number.    Each director shall be a
natural person who is at least eighteen years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware unless required by law or the Certificate of Incorporation.

         Unless and until changed, the number of directors to constitute the full Board of Directors shall be seven (7). The Board of Directors, if, to the extent, and in such manner as may be permitted by the Certificate of Incorporation and by law, shall have the power to change the number of directors, in which case any notice required by law of any such change shall be duly given. If the power to change these by-law provisions concerning the number of directors is not granted to the Board of Directors, such power shall be exercised by such vote of the stockholders entitled to vote as may be required in the Certificate of Incorporation; and if no specific vote of the stockholders is required, then by a majority of the stockholders then entitled to vote.




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         Section 2.  Director Nominations .  Nominations of candidates for election as directors of the Corporation at any Annual Meeting may be made only (a) by, or at the direction of, a majority of the Board of Directors or
(b) by any holder of record (both as of the time notice of such nomination is given by the stockholder as set forth below and as of the record date for the Annual Meeting in question) of any shares of the capital stock of the Corporation entitled to vote at such Annual Meeting who complies with the timing, informational, and other requirements set forth in this Section. Any stockholder who has complied with the timing, informational, and other requirements set forth in this Section and who seeks to make such a nomination, or his, her, or its representative, must be present in person at the Annual Meeting. Only persons nominated in accordance with the procedures set forth in this Section shall be eligible for election as directors at an Annual Meeting.

         Nominations, other than those made by, or at the direction of, the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section. For the first Annual Meeting following the initial public offering of common stock of the Corporation, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of (i) the 60th day prior to the scheduled date of such Annual Meeting or (ii) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation. For all subsequent Annual Meetings, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 60 days nor more than 90 days prior to the Anniversary Date; provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of (x) the 60th day prior to the scheduled date of such Annual Meeting or (y) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation.

         A stockholder's notice to the Secretary shall set forth as to each person whom the stockholder proposes to nominate for election or re-election as a director: (1) the name, age, business address, and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of the Corporation's capital stock which are beneficially owned by such person on the date of such stockholder notice, and
(4) the consent of each nominee to serve as a director if elected. A stockholder's notice to the Secretary shall further set forth as to the stockholder giving such notice: (a) the name and address, as they appear on the Corporation's stock transfer books, of such stockholder and of the beneficial owners (if any) of the Corporation's capital stock registered in such stockholder's name and the name and address of other stockholders known by such stockholder to be supporting such nominee(s), (b) the class and number of shares of the Corporation's capital stock which are held of record, beneficially owned, or represented by proxy by such stockholder and by any other stockholders known by such stockholder to be supporting such nominee(s) on the record date for the Annual Meeting in question (if such date shall then have been made publicly available) and on the date of such stockholder's notice, and (c) a description of all arrangements or understandings between such stockholder and each nominee and any other person





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or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.

         If the Board of Directors or a designated committee thereof determines that any stockholder nomination was not made in accordance with the terms of this Section or that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section in any material respect, then such nomination shall not be considered at the Annual Meeting in question. If neither the Board of Directors nor such committee makes a determination as to whether a nomination was made in accordance with the provisions of this Section, the presiding officer of the Annual Meeting shall determine whether a nomination was made in accordance with such provisions. If the presiding officer determines that any stockholder nomination was not made in accordance with the terms of this Section or that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section in any material respect, then such nomination shall not be considered at the Annual Meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a nomination was made in accordance with the terms of this Section, the presiding officer shall so declare at the Annual Meeting and ballots shall be provided for use at the meeting with respect to such nominee.

         Notwithstanding anything to the contrary in the second paragraph of this Section, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 60 days prior to the Anniversary Date, a stockholder's notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if such notice shall be delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the 15th day following the day on which such public announcement is first made by the Corporation.

         No person shall be elected by the stockholders as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section. Election of directors at an Annual Meeting need not be by written ballot, unless otherwise provided by the Board of Directors or presiding officer at such Annual Meeting. If written ballots are to be used, ballots bearing the names of all the persons who have been nominated for election as directors at the Annual Meeting in accordance with the procedures set forth in this Section shall be provided for use at the Annual Meeting.

         Section 4. Qualification. No director need be a stockholder of the Corporation.

         Section 5. Vacancies. Subject to the rights, if any, of the holders of any series of preferred stock to elect directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification, or removal of a director, shall be filled solely by the affirmative vote of a majority of the remaining directors





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


then in office, even if less than a quorum of the Board of Directors. Any director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been duly elected and qualified or until his or her earlier resignation or removal. Subject to the rights, if any, of the holders of any series of preferred stock to elect directors, when the number of directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided, however, that no decrease in the number of directors shall shorten the term of any incumbent director. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

         Section 6. Removal . Directors may be removed from office only in the manner provided in the Certificate.

         Section 7. Resignation. A director may resign at any time by giving written notice to the Chairman of the Board, if one is elected, the President, or the Secretary. A resignation shall be effective upon receipt, unless the resignation otherwise provides.

         Section 8. Powers of the Board. The property and business of the Corporation shall be managed by the directors, acting as a Board. The Board shall have and is vested with all and unlimited powers and authorities, except as may be expressly limited by law, the Certificate of Incorporation, or by these By-laws, to do or cause to be done any and all lawful things for and on behalf of the corporation (including, without limitation, the declaration of dividends on the outstanding shares of the corporation and the payment thereof in cash, property or shares), and to exercise or cause to be exercised any or all of its powers, privileges and franchises, and to seek the effectuation of its objects and purposes.

         Section 9. Annual Meeting of the Board, Notice. Any continuing members and the newly elected members of the Board shall meet: (i) immediately following the conclusion of the annual meeting of the stockholders for the purpose of electing officers and for such other purposes as may come before the meeting, and the time and place of such meeting shall be announced at the annual meeting of the stockholders by the chairman of such meeting, and no other notice to any continuing or the newly elected directors shall be necessary in order to legally constitute the meeting, provided a quorum of the directors shall be present; or (ii) if no meeting immediately following the annual meeting of stockholders is announced, at such time and place, either within or without the State of Delaware, as may be suggested or provided for by resolution of the stockholders at their annual meeting and no other notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum of the directors shall be present; or (iii) if not so suggested or provided for by resolution of the stockholders or if a quorum of the directors shall not be present, at such time and place as may be consented to in writing by a majority of any continuing and the newly elected directors, provided that written or printed notice of such meeting shall be given to each of any continuing and the newly elected directors in the same manner as





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

provided in these By-laws with respect to the notice for special meetings of the Board, except that it shall not be necessary to state the purpose of the meeting in such notice; or (iv) regardless of whether or not the time and place of such meeting shall be suggested or provided for by resolution of the stockholders at the annual meeting, at such time and place as may be consented to in writing by all of any continuing and the newly elected directors. Each director, upon his election, shall qualify by accepting the office of director, and his attendance at, or his written approval of the minutes of, any meeting of the newly elected directors shall constitute his acceptance of such office; or he may execute such acceptance by a separate writing, which shall be placed in the minute book.

         Section 10.  Regular Meetings, Notice.    Regular meetings of the
Board may be held at such times and places either within or without the State of Delaware as shall from time to time be fixed by resolution adopted by a majority of the full Board of Directors. No notice of any regular meeting need be given other than by announcement at the immediately preceding regular meeting and communicated in writing to all absent directors; provided, however, that written notice of any regular meeting of the Board of Directors stating the place, day, and hour of such meeting shall be given if required by resolution adopted by the Board of Directors. Any business may be transacted at a regular meeting. Neither the business to be transacted at nor the purpose need be specified in any notice or waiver of notice of any regular meeting of the Board of Directors.

         Section 11.  Special Meetings, Notice.    Special meetings of the
Board may be called at any time by the Chairman of the Board (if any), the President, or by one-third of the directors (rounded up to the nearest whole number). The place may be within or without the State of Delaware as designated in the notice.

         Written notice of each special meeting of the Board, stating the place, day, and hour of the meeting shall be given to each director at least two days before the date on which the meeting is to be held. The notice shall be given (i) in the manner provided for in these By-laws or (ii) may be given telephonically, if confirmed promptly in writing, in which case the notice shall be deemed to have been given at the time of telephonic communication. The notice may be given by any officer directed to do so by any officer having authority to call the meeting or by the director(s) who have called the meeting.

         Neither the business to be transacted at nor the purpose need be specified in the notice or any waiver of notice of any special meeting of the Board of Directors.

         Section 12.  Action in Lieu of Meetings.    Unless otherwise
restricted by the Certificate of Incorporation or these By-laws or by law, any action required to be taken at a meeting of the Board of Directors or any other action which may be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all the directors entitled to vote with respect to the subject matter thereof. Any such consent signed by all the directors shall have the same effect as a unanimous vote and may be stated as such in any document describing the action taken by the Board of Directors.





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

         Section 13. Meeting by Conference Telephone or Similar Communications Equipment. Unless otherwise restricted by the Certificate of Incorporation or these By-laws or by law, members of the Board of Directors of the corporation, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such meeting.

         Section 14. Quorum. At all meetings of the Board a majority of the full Board of Directors shall, unless a greater number as to any particular matter is required by the Certificate of Incorporation or these By-laws, constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum, except as may be otherwise specifically provided by law, by the Certificate of Incorporation, or by these By-laws, shall be the act of the Board of Directors. A director who is in attendance at a meeting of the Board of Directors but who abstains from voting on a matter shall not be deemed present at such meeting for purposes of the preceding sentence with respect to such vote, but shall be deemed present at such meeting for all other purposes. Withdrawal by a director from any meeting at which a duly constituted quorum is present shall not cause the failure of the quorum.

         Less than a quorum may adjourn a meeting successively until a quorum is present, and no notice of adjournment shall be required.

         Section 15.  Waiver of Notice; Attendance at Meeting.    Any notice
provided or required to be given to the directors may be waived in writing by any of them, whether before, at, or after the time stated therein.

         Attendance of a director at any meeting shall constitute a waiver of notice of such meeting except where the director attends for the express purpose, and so states at the opening of the meeting, of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         Section 16.  Executive Committee.    The Board of Directors may, by
resolution passed by a majority of the full Board, designate an executive committee, such committee to consist of two or more directors of the corporation. Such committee, except to the extent limited in said resolution, shall have and may exercise all of the powers of the Board of Directors in the management of the corporation. The members constituting the executive committee shall be determined from time to time by resolution adopted by a majority of the full Board; and any director may vote for himself as a member of the executive committee. In no event, however, shall the executive committee have any authority to amend the Certificate of Incorporation, to adopt any plan of merger or consolidation with another corporation or corporations, to recommend to the stockholders the sale, lease, exchange, mortgage, pledge, or other disposition of all or substantially all of the property and assets of the corporation if not made in the usual and regular course of its business, to recommend to the stockholders a voluntary dissolution of the corporation or a revocation thereof, to amend, alter or repeal the By-laws of the corporation, to elect or remove officers of the corporation or members of





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


the executive committee, to fix the compensation of any member of the executive committee, to declare any dividend, or to amend, alter or repeal any resolution of the Board of Directors which by its terms provides that it shall not be amended, altered or repealed by the executive committee.

         The executive committee shall keep regular minutes of its proceedings and the same shall be recorded in the minute book of the corporation. The Secretary or an Assistant Secretary of the corporation may act as secretary for the executive committee if the executive committee so requests.

         Section 17.  Other Committees.    The Board of Directors may, by
resolution passed by a majority of the full Board, designate one or more standing or ad hoc committees, each committee to consist of two or more of the directors of the corporation and such other person(s) as may be appointed as advisory members under authority provided in the resolution. Each such committee, to the extent provided in the resolution and permitted by law, shall have and may exercise the power of the Board of Directors. The members constituting each such committee shall be determined from time to time by resolution adopted by a majority of the full Board; and any director may vote for himself as a member of any such committee.

         Each such committee shall, to the extent required by resolution of the Board of Directors (or, in the absence of any such resolution, to the extent a majority of its members determines is appropriate) keep minutes of its proceedings and the same shall be recorded in the minute book of the corporation. The Secretary or Assistant Secretary of the corporation may act as secretary for any such committee if the committee so requests.

         Section 18. Compensation of Directors and Committee Members. Directors and members of all committees shall receive such compensation for their services as may be determined from time to time by resolution adopted from time to time by the Board, as well as such expenses, if any, as may be allowed pursuant to resolution adopted from time to time by the Board. No such resolution shall be deemed voidable or invalid by reason of the personal or pecuniary interest of the directors or any director in adopting it. Nothing herein contained shall be construed to preclude any director or committee member from serving the corporation in any other capacity and receiving compensation therefor.

         Section 19. Protection of Director for Reliance on Corporate Records. No director shall be liable for dividends legally declared, distributions legally made to stockholders, or any other action taken in reliance in good faith upon financial statements of the corporation represented to him to be correct by the Chairman of the Board (if any), the President or the officer of the corporation having charge of the books of account, or certified by an accountant to fairly represent the financial condition of the corporation; nor shall any such director be liable for determining in good faith the amount available for dividends or distributions by considering the assets to be of their book values.

                                   ARTICLE V
                                    OFFICERS





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


         Section 1.  Officers--Who Shall Constitute.    The officers of the
corporation shall be a President, one or more Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Board shall elect or appoint a Chairman of the Board, President and Secretary at its first meeting and at each annual meeting of the Board of Directors which shall follow the annual meeting of the stockholders. The Board then, or from time to time, may also elect or appoint one or more of the other prescribed officers as it shall deem advisable, but need not elect or appoint any officers other than a President and a Secretary. The Board may, if it desires, further identify or describe any one or more of such officers.

         An officer need not be a stockholder unless required by law or the Certificate of Incorporation. Any two or more of such offices may be held by the same person.

         An officer shall be deemed qualified when he enters upon the duties of the office to which he has been elected or appointed and furnishes any bond required by the Board; but the Board may also require of such person his written acceptance and promise faithfully to discharge the duties of such office.

         Section 2. Term of Office. Each officer of the corporation shall hold his office for the term for which he was elected, or until he resigns or is removed by the Board, whichever first occurs.

         Section 3.  Appointment of Officers and Agents--Terms of Office.
The Board from time to time may also appoint such other officers and agents for the corporation as it shall deem necessary or advisable. All appointed officers and agents shall hold their respective positions at the pleasure of the Board or for such terms as the Board may specify, and they shall exercise such powers and perform such duties as shall be determined from time to time by the Board, or by an elected officer empowered by the Board to make such determination.

         Section 4. Removal. Any officer or agent elected or appointed by the Board of Directors, and any employee, may be removed or discharged by the Board whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         Section 5.  Salaries and Compensation.    Salaries and compensation of
all elected officers of the corporation shall be fixed, increased or decreased by the Board of Directors, but this power may, unless prohibited by law, be delegated by the Board to the Chairman of the Board (if any) or to the President (except as to their own compensation), or to a committee. Salaries and compensation of all other appointed officers and agents, and employees of the corporation, may be fixed, increased or decreased by the Board of Directors or a committee thereof, but until action is taken with respect thereto by the Board of Directors or a committee thereof, the same may be fixed, increased or decreased by the Chairman of the Board (if any), the President, or by such other officer or officers as may be empowered by the Board of Directors or a committee thereof to do so.





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


         Section 6.  Delegation of Authority to Hire, Discharge, Etc.    The
Board, from time to time, may delegate to the Chairman of the Board (if any), the President, or any other officer or executive employee of the corporation, authority to hire, discharge, and fix and modify the duties, salary, or other compensation of employees of the corporation under their jurisdiction; and the Board may delegate to such officer or executive employee similar authority with respect to obtaining and retaining for the corporation the services of attorneys, accountants, and other experts.

         Section 7.  The President.    The President shall be the chief
executive officer of the corporation. Except as otherwise provided for in these By-laws, the President shall preside at all meetings of the stockholders and Directors. The President shall have general and active management of the business of the corporation and shall carry into effect all directions and resolutions of the Board.

         The President may execute all bonds, notes, debentures, mortgages and other contracts requiring a seal to be affixed thereto, and all other instruments for and in the name of the corporation.

         The President, when authorized to do so by the Board, may execute powers of attorney from, for, and in the name of the corporation, to such proper person or persons as he may deem fit, in order that thereby the business of the corporation may be furthered or action taken as may be deemed by him necessary or advisable in furtherance of the interests of the corporation.

         The President, except as may be otherwise directed by the Board, shall be authorized to attend meetings of stockholders of other corporations to represent this corporation thereat and to vote or take action with respect to the shares of any such corporation owned by this corporation in such manner as he shall deem to be for the interest of the corporation or as may be directed by the Board.

         The President shall, unless the Board otherwise provides, be ex officio a member of all standing committees. The President shall have such general (and concurrent) executive powers and duties of supervision and management as are usually vested in the office of the chief executive of a corporation.

         The President shall have such other or further duties and authority as may be prescribed elsewhere in these By-laws or from time to time by the Board of Directors, and the Board may from time to time divide the responsibilities, duties, and authority between them to such extent as it may deem advisable.

         Section 8.  Vice Presidents.    The Vice Presidents, in the order of
their seniority as determined by the Board, shall, in the absence, disability or inability to act of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors shall from time to time prescribe.





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

         Section 9.  The Secretary and Assistant Secretaries.    The Secretary
shall attend all sessions of the Board and except as otherwise provided for in these By-laws, all meetings of the stockholders, and shall record or cause to be recorded all votes taken and the minutes of all proceedings in a minute book of the corporation to be kept for that purpose. The Secretary shall perform like duties for the executive and other standing committees when requested by the Board or such committee to do so.

         The Secretary shall have the principal responsibility to give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, but this shall not lessen the authority of others to give such notice as is authorized elsewhere in these By-laws.

         The Secretary shall see that all books, records, lists and information, or duplicates, required to be maintained at the registered office or at some office of the corporation in Delaware, or elsewhere, are so maintained.

         The Secretary shall keep in safe custody the seal of the corporation, and when duly authorized to do so, shall affix the same to any instrument requiring it, and when so affixed, shall attest the same by his signature.

         The Secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in these By-laws or from time to time by the Board of Directors or the President, under whose direct supervision the Secretary shall be.

         The Secretary shall have the general duties, powers and responsibilities of a Secretary of a corporation.

         The Assistant Secretaries, in the order of their seniority, in the absence, disability, or inability to act of the Secretary, shall perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board may from time to time prescribe.

         Section 10.  The Treasurer and Assistant Treasurers.    The Treasurer
shall have responsibility for the safekeeping of the funds and securities of the corporation, and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the corporation. The Treasurer shall keep, or cause to be kept, all other books of account and accounting records of the corporation, and shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

         The Treasurer shall disburse, or permit to be disbursed, the funds of the corporation as may be ordered, or authorized generally, by the Board and shall render to the chief executive officer of the corporation and the directors, whenever they may require it, an account of all his transactions as Treasurer and of those under his jurisdiction, and of the financial condition of the corporation.





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

         The Treasurer shall perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in these By-laws or from time to time by the Board of Directors.

         The Treasurer shall have the general duties, powers and responsibility of a Treasurer of a corporation, and shall be the chief financial and accounting officer of the corporation.

         If required by the Board, the Treasurer shall give the corporation a bond in a sum and with one or more sureties satisfactory to the Board for the faithful performance of the duties of his office, and for the restoration to the corporation, in the case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control which belong to the corporation.

         The Assistant Treasurers in the order of their seniority shall, in the absence, disability or inability to act of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Board of Directors shall from time to time prescribe.

         Section 11. Bond. At the option of the Board of Directors, any officer may be required to give bond for the faithful performance of his duties.

         Section 12. Checks and Other Instruments. All checks, drafts, notes, acceptances, bills of exchange and other negotiable and non-negotiable instruments and obligations for the payment of money, and all contracts, deeds, mortgages and all other papers and documents whatsoever, unless otherwise provided for by these By-laws, shall be signed by such officer or officers or such other person or persons and in such manner as the Board of Directors from time to time shall designate. If no such designation is made, and unless and until the Board otherwise provides, the Chairman of the Board (if any) or the President and the Secretary, or the Chairman of the Board (if any) or the President and the Treasurer, shall have power to sign all such instruments for, and on behalf of and in the name of the corporation, which are executed or made in the ordinary course of the corporation's business.

         Section 13. Duties of Officers May be Delegated. If any officer of the corporation shall be absent or unable to act, or for any other reason the Board may deem sufficient, the Board may delegate, for the time being, some or all of the functions, duties, powers and responsibilities of any officer to any other officer, or to any other agent or employee of the corporation or other responsible person, provided a majority of the then sitting Board concurs therein.

                                   ARTICLE VI
                                SHARES OF STOCK

         Section 1.  Payment for Shares of Stock.    The corporation shall
issue shares of stock which shall be deemed to be fully paid and nonassessable stock; if (1) the entire amount of such consideration has been received by the Corporation in the form of cash, services rendered, personal





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

property, real property, leases of real property, or a combination thereof; or
(2) not less than the amount of the consideration determined to be capital pursuant to law has been received by the corporation in such form and the corporation has received a binding obligation of the subscription or purchase price; provided, however, nothing contained herein shall prevent the Board of Directors from issuing partly paid shares pursuant to applicable law.

         Section 2.  Certificates for Shares of Stock.    The certificates for
shares of stock of the corporation shall be     numbered, shall be in such form
as may be prescribed by the Board of Directors in conformity with law, and shall be entered in the stock books of the corporation as they are issued, and such entries shall show the name and address of the person, firm, partnership, corporation or association to whom each certificate is issued. Each certificate shall have printed, typed or written thereon the name of the person, firm, partnership, corporation, or association to whom it is issued, and number of shares represented thereby and shall be signed by the Chairman of the Board (if any) or the President or a Vice President, and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation and sealed with the seal of the corporation, which seal may be facsimile, engraved or printed. If the corporation has a registrar, a transfer agent, or a transfer clerk who actually signs such certificates, the signature of any of the other officers above mentioned may be facsimile, engraved, or printed. In case any such officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if such officer were an officer at the date of its issue.

         Section 3. Lost or Destroyed Certificates. In case of the loss or destruction of any certificate for shares of stock of the corporation, upon due proof of the registered owner thereof or his representative, by affidavit of such loss or otherwise, the Chairman of the Board (if any) or the President and Secretary may issue a duplicate certificate or replacement certificate in its place, upon the corporation being fully indemnified therefor. Any such officer may request the posting of an indemnity bond in favor of the corporation whenever and to the extent that they deem appropriate as a precondition to the issuance of any duplicate or replacement certificate.

         Section 4. Transfers of Shares, Transfer Agent, Registrar. Transfers of shares of stock shall be made on the stock record or transfer books of the corporation only by the person named in the stock certificate, or by his attorney lawfully constituted in writing, and upon surrender of the certificate therefor. The stock record book and other transfer records shall be in the possession of the Secretary (or other person appointed and empowered by the Board to do so) or of a transfer agent or clerk for the corporation. The corporation, by resolution of the Board, may from time to time appoint a transfer agent, and, if desired, a registrar, under such arrangements and upon such terms and conditions as the Board deems advisable; but until and unless the Board appoints some other person, firm or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the Secretary of the corporation (or other person appointed and empowered by the Board) shall be the transfer agent or clerk of the corporation, without the necessity of any formal action of the Board, and the Secretary or other person shall perform all of the duties thereof.



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

         Section 5. Closing of Transfer Books, Record Date. The Board of Directors shall have the power to close the stock transfer books of the corporation for a period not exceeding sixty (60) nor less than ten (10) days preceding the date of any meeting of the stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof, or entitled to receive payment of the dividends, or entitled to the allotment of rights, or entitled to exercise the rights in respect of the change, conversion, or exchange of shares. In such case, only the stockholders who are stockholders of record on the date of closing of the transfer books or on the record date so fixed shall be entitled to such notice of, and to vote at, the meeting, and any adjournment thereof, or to receive payment of the dividend, or to receive the allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the date of closing of the transfer books or the record date fixed as aforesaid. If the Board of Directors does not close the transfer books or set a record date for the determination of the stockholders entitled to notice of, and to vote at, the meeting, and any adjournment of the meeting, the record date shall be the date that is the day next preceding the day on which notice is given; except that, if prior to the meeting written waivers of notice of the meeting are signed and delivered to the corporation by all of the stockholders of record at the time the meeting is convened, only the stockholders who are stockholders of record at the time the meeting is convened shall be entitled to vote at the meeting and at any adjournment of the meeting. If the Board of Directors does not set a record date with respect to any dividend, allotment of rights, or exercise of rights in respect of the change, conversion, or exchange of shares, the record date for such purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         Section 6.  Fractional Share Interests or Scrip.    The corporation
may issue fractions of a share and it may issue a certificate for a fractional share, or by action of the Board of Directors, the corporation may issue in lieu thereof scrip or other evidence of ownership which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or other evidence of ownership aggregating a full share. A certificate for a fractional share shall (but scrip or other evidence of ownership shall not, unless otherwise provided by resolution of the Board of Directors) entitle the holder to all of the rights of a stockholder, including without limitation the right to exercise any voting right, or to receive dividends thereon or to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause such scrip or evidence of ownership (other than a certificate for a fractional share) to be issued subject to the condition that it shall become void if not exchanged for share certificates before a specified date, or subject to the condition that the shares for which such scrip or evidence of ownership is exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of such scrip or evidence of ownership, or subject to any other condition which the Board of Directors may deem advisable.





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





                                  ARTICLE VII
                                INDEMNIFICATION

         Section 1. Third Party Actions. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorney fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 2.  Actions By or in the Right of the Corporation.    The
corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation, as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fees and amounts paid in settlement, actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 3.  Indemnity if Successful.    To the extent that a director,
officer, employee, or agent of the corporation has been successful on   the
merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the action, suit, or proceeding.

         Section 4. Standard of Conduct. Any indemnification under Sections 1 and 2 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case





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


upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article. The determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders by majority vote of the shares eligible to vote for directors and actually voted, where shares held by the individual about whom such indemnification is at issue shall not be eligible to vote.

         Section 5. Expenses. Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, which the Board of Directors deems appropriate.

         Section 6. Nonexclusivity. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Certificate of Incorporation, these By-laws, or any agreement, vote of the stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, personal representatives, and administrators of such a person.

         Section 7. Further Indemnity Permissible. The corporation shall have the power to give further indemnity, in addition to the indemnity authorized or contemplated under the various sections of this Article, including Section 6 thereof, to any person who is or was a director, officer, employee, or agent, or to any person who is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, provided such further indemnity is either (i) authorized, directed, or provided for in the Certificate of Incorporation of the corporation or a duly adopted amendment thereof or (ii) authorized, directed, or provided for in these By-laws or in any agreement of the corporation which has been adopted by the stockholders of the corporation, and provided further that no such indemnity shall indemnify any person from or on account of such person's conduct which has been finally adjudged to have been knowingly fraudulent, deliberately dishonest, or willful misconduct. Nothing in this Section 7 shall be deemed to limit the power of the corporation under Section 6 of this Article to enact By-laws or to enter into agreements without stockholder adoption of the same.

         Section 8. Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another





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

corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

         Section 9.  Corporation.    For the purpose of this Article,
references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

         Section 10.  Other Definitions.    For purposes of this Article, the
term "other enterprise" shall include without limitation employee benefit plans; the term "fines" shall include without limitation any excise taxes assessed on a person with respect to an employee benefit plan; and the term "serving at the request of the corporation" shall include without limitation any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article.

         Section 11.  Indemnity for Agents and Employees.    The corporation
may, by resolution duly adopted by a majority of the disinterested members of the Board of Directors, grant such indemnity rights and reimbursement for such expenses as it determines to be appropriate to any person who was or is a party to any threatened, pending, or completed action or suit, whether civil, criminal, administrative, or investigative, including any action by or in the right of the corporation, by reason of the fact that such person is or was an agent or employee of the corporation, or is or was serving as an agent or employee, at the request of the corporation, of another corporation, partnership, joint venture, trust, or other enterprise. Any such grant of indemnification shall be only to the extent so provided in the resolution granting indemnification, but shall, in no event, be greater than the rights of indemnification and reimbursement of expenses granted to directors and officers of this corporation.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

         Section 1. Fixing of Capital, Transfers of Surplus. Except as may be specifically otherwise provided in the Certificate of Incorporation, the Board of Directors is expressly empowered to exercise all authority conferred upon it or the corporation by any law or statute, and in conformity therewith, relative to:





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

                 The determination of what part of the consideration received for shares of the corporation shall be capital;

                 Increasing capital;

                 Transferring surplus to capital;

                 The consideration to be received by the corporation for its shares; and

                 All similar or related matters;

provided that any concurrent action or consent by or of the corporation and its stockholders required to be taken or given pursuant to law shall be duly taken or given in connection therewith.

         Section 2. Dividends. Ordinary dividends upon the shares of the corporation, subject to the provisions of the Certificate of Incorporation and applicable law, may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of its stock.

         Liquidating dividends or dividends representing a distribution of paid-in surplus or a return of capital shall be made only when and in the manner permitted by law.

         Section 3.  Creation of Reserves.    Before the payment of any
dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their reasonable discretion, think proper as a reserve fund or funds, to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the Board of Directors shall determine in the best interests of the corporation, and the Board may abolish any such reserve in the manner in which it was created.

         Section 4.  Fiscal Year.    The Board of Directors shall have the
paramount power to fix, and from time to time, to change, the fiscal year of the corporation. In the absence of action by the Board of Directors, however, the fiscal year of the corporation shall be determined and signified by the filing of the Corporation's first federal income tax return, and shall so continue until such time, if any, as the fiscal year shall be changed by the Board of Directors.

         Section 5. Notices. Except as otherwise specifically provided herein with respect to notice to stockholders or otherwise, or as otherwise required by law, all notices required to be given by any provision of these By-laws shall be in writing and shall be deemed to have been given: (i) when received if delivered in person; (ii) on the date of acknowledgment or confirmation of receipt if sent by telex, facsimile, or other electronic transmission; (iii) one day after delivery, properly addressed and fees prepaid, to a reputable courier for same day or overnight delivery; or (iv) two days after being deposited, properly addressed and postage prepaid, in the United States mail.





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

         Section 6.  Amendments to By-laws.

         (a) Amendment by Directors. Except as provided otherwise by law, these By-laws may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the directors then in office.

         (b) Amendment by Stockholders. These By-laws may be amended or repealed at any Annual Meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of at least two-thirds of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class.





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